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                                                                    Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated April 20, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of Nautica Enterprises, Inc. (formerly State-O-Maine, Inc.) on Form 10-K for the year ended March 3, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nautica Enterprises, Inc. (formerly State-O-Maine, Inc.) on Form S-8 (Registration Numbers 33-1488, 33-45823, 33-36040, 333-55711 and 333-60895).



GRANT THORNTON LLP



New York, New York
May 23, 2001